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                                                                      EXHIBIT 99


             DIGI INTERNATIONAL COMPLETES ACQUISITION OF NETSILICON
              Combined Company Leads the Growing Connectware Market


Minneapolis, February 13, 2002 - Digi International(R) Inc. (Nasdaq: DGII), the leading provider of Connectware(TM), a category of wired and wireless, hardware and software connectivity solutions, and NetSilicon, Inc. (Nasdaq: NSIL), the leading provider of integrated hardware and software for intelligent networked devices, announced today that they have received shareholder approval for the completion of their previously announced merger. Under the terms of the merger agreement, Digi expects to pay $15 million in cash and issue approximately 6.4 million shares of Digi common stock.

"The combination of Digi's growing line of Connectware products with NetSilicon's next-generation solutions for intelligent, networked devices creates the broadest and most competitive family of device connectivity solutions in the industry," Digi's Chairman, President and CEO, Joe Dunsmore, stated. "Digi's market leadership position and strong financial condition will enable us to continue to support our strategy of fueling development of products in growth markets, including device servers, terminal servers and embedded network connectivity."

Cornelius ("Pete") Peterson, VIII, who previously served as the Chairman and Chief Executive Officer of NetSilicon, has been elected to Digi's Board of Directors and appointed Senior Vice President of Business Development for the merged company.

"We believe that NetSilicon's expertise in embedded solutions combined with our early-to-market advantage among OEM customers are the perfect compliment to Digi's Connectware strategy and strong two tier distribution channel," said Mr. Peterson. "The combined company will also benefit from expertise in several key vertical markets, including retail point-of-sale, industrial automation, hospitality, imaging, building controls and home automation."

At a Special Meeting of Stockholders held on February 13, 2002, Digi's stockholders approved the issuance of shares of Digi common stock required to consummate the merger. As a result of the merger, each share of NetSilicon common stock issued and outstanding immediately prior to the effective time of the merger has been converted into the right to receive .65 shares of Digi common stock. Each NetSilicon stockholder also had the right to elect to receive cash for some or all of his shares. However, because the cash elections by all NetSilicon stockholders would have required Digi to pay more than $15 million in cash in the merger, under the terms of the merger agreement NetSilicon stockholders who elected to receive cash were cut back on a proportionate basis. Pursuant to the merger agreement the per-share cash payment for each share of NetSilicon common stock is $3.9969, which is equal to .65 times the average per-share closing price of Digi common stock on the Nasdaq National Market over the period of ten trading days ending on the third trading day before the closing of the merger.

ABOUT DIGI INTERNATIONAL

Digi International, based in Minneapolis, is the leader in Connectware, wired and wireless, hardware and software connectivity solutions. Connectware network-enables the essential devices that build business. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).


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DIGI INTERNATIONAL COMPLETES ACQUISITION OF NETSILICON

For more information, visit Digi's Web site at www.digi.com, or call (800) 344-4273 (U.S.) or (952) 912-3444 (International).

ABOUT NETSILICON

NetSilicon designs and manufactures integrated device networking platforms for manufacturers who want to build intelligence and Internet/Ethernet connectivity into their electronic products. These platforms integrate system-on-silicon and software to provide a complete solution for connecting devices to a network or the Internet. The NET+Works platform allows manufacturers to shorten their time to market, reduce development risk, lower costs, and free their engineers from the difficult task of integrating multi-vendor networking components. NetSilicon is enabling device intelligence and connectivity in a broad range of industries, including telecommunications, building controls, security, retail point-of-sale and office imaging. NetSilicon's solutions are paving the way for the device-centric networks of tomorrow.

For additional NetSilicon product or financial information, please visit the NetSilicon Web site, www.NetSilicon.com, send email to info@NetSilicon.com, or call (800) 243-2333 (U.S.) or (781) 647-1234 (International).

Digi, Digi International, Connectware, RealPort and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. NetSilicon and NET+Works are trademarks of NetSilicon, Inc.

DIGI FINANCIAL CONTACTS

Digi International Inc.                     Digi International Inc.
S. (Kris) Krishnan                          Don De Laria
(952) 912-3125                              (952) 912-3126
s_krishnan@digi.com                         don_delaria@digi.com


DIGI PRESS CONTACTS

Digi International Inc.                     Ogilvy Public Relations
Jan McBride                                 Lauren Mistretta,
(952) 912-3473                              (312) 397-6017
JanM@digi.com                               lauren.mistretta@ogilvypr.com



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DIGI INTERNATIONAL COMPLETES ACQUISITION OF NETSILICON

FORWARD-LOOKING STATEMENTS

     This press release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as "anticipate," "believe," target," "estimate," "may," "will," "expect," "plan," "project," "should," or "continue" or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the companies operate, projections of future performance, perceived opportunities in the market and statements regarding the combined company's mission and vision, future financial and operating results, and benefits of the merger. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the companies operate, rapid changes in technologies that may displace products sold by the combined company, declining prices of networking products, the combined company's reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the combined company's products, and changes in the companies' level of revenue or profitability. These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to uncertainties associated with economic conditions in the imaging marketplace, particularly in the principal industry sectors served by the combined company, changes in customer requirements and in the volume of sales to principal customers, the ability of the combined company to achieve the anticipated benefits and synergies associated with this transaction, the challenges and risks associated with managing and operating business in numerous international locales, competition and technological change, and the risks that the businesses will not be integrated successfully.

     These and other risks, uncertainties and assumptions identified from time to time in Digi's and NetSilicon's filings with the Securities and Exchange Commission, including without limitation, their annual reports on Form 10-K and quarterly reports on Form 10-Q, could cause future results to differ materially from those expressed in any forward-looking statements. Many of such factors are beyond the companies' ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The companies disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



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